Exhibit 99.1

Ruthigen Announces Pricing of Initial Public Offering

Santa Rosa, CA — March 21, 2014 — Ruthigen, Inc., (NASDAQ: RTGN), a biopharmaceutical company focused on the discovery, development and commercialization of pharmaceutical-grade hypochlorous acid, or HOCl, based therapeutics designed to prevent and treat infection in invasive applications, today announced the pricing of its initial public offering of 2,650,000 units, which reflects an increase in the originally anticipated number of units, with each unit consisting of one share of common stock and one Series A Warrant. Each Series A Warrant is exercisable for one share of common stock and one Series B Warrant to purchase one share of common stock. All of the units are being offered by Ruthigen at an initial public offering price of $7.25 per unit. The units will not be certificated and the shares of common stock and Series A Warrants may be transferred separately immediately upon issuance.

In addition, Ruthigen has granted the representative of the underwriters a 45-day option to purchase up to 397,500 additional shares of common stock, and/or 397,500 additional Series A Warrants, or any combination thereof. The shares of the Company’s common stock are expected to begin trading on The NASDAQ Capital Market on Friday, March 21, 2014 under the trading symbol “RTGN.” The offering is expected to close on March 26, 2014, subject to customary closing conditions.

The Series A Warrants issued in the initial public offering are immediately exercisable upon issuance at an initial exercise price of $7.25 per warrant. The Series A Warrants will expire on the second anniversary of the date of issuance. The Series B Warrants will be issued only upon exercise of the Series A Warrants and are immediately exercisable upon issuance at an initial exercise price of $9.0625 per warrant. The Series B Warrants will expire on the fifth anniversary of the date of issuance. The units, Series A Warrants and Series B Warrants will not be listed for trading on a securities exchange.

Dawson James Securities, Inc. is acting as sole book-running manager for the underwritten offering.

A registration statement relating to the securities sold in this offering was declared effective by the Securities and Exchange Commission on March 21, 2014. When available, copies of the final prospectus relating to this offering may be obtained from Dawson James Securities, Inc., Attention: Prospectus Department, 1 North Federal Highway, 5th Floor, Boca Raton, FL 33432, e-mail: mmaclaren@dawsonjames.com or toll free at (866) 928-0928.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

About Ruthigen

Ruthigen is a biopharmaceutical company focused on the discovery, development, and commercialization of pharmaceutical-grade hypochlorous acid, or HOCl, based therapeutics designed to prevent and treat infection in invasive applications. Ruthigen’s lead drug candidate, RUT58-60, is a broad spectrum anti-infective that Ruthigen is developing for the prevention and treatment of infection in surgical and trauma procedures. Ruthigen plans to initiate patient enrollment for its Phase 1/2 clinical trial for RUT58-60 in the United States in July 2014 and pending the successful completion of that trial and its planned pivotal clinical trials, the first of which it anticipates will be its planned Phase 2B trial and the second of which it anticipates will be its planned Phase 3 trial, Ruthigen plans to submit its new drug application to the FDA in late 2017. Ruthigen was incorporated in January 2013 as a wholly-owned subsidiary of Oculus Innovative Sciences, Inc.

Forward-Looking Statements

Except for historical information herein, matters set forth in this press release are forward-looking within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,”) should also be considered to be forward-looking statements. Forward-looking statements in this press release are subject to certain risks and uncertainties that could cause actual results to vary, including, but not limited to, market conditions and the satisfaction of conditions precedent for the closing of the offering, and the other risks set forth in the Company’s filings with the U.S. Securities and Exchange Commission. The Company does not undertake any obligation to update these forward-looking statements, except as required by law.

Contact:

Ruthigen Inc.

Sameer Harish

Chief Financial Officer

info@ruthigen.com